Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT THIRD QUARTER 2010 RESULTS

November 10, 2010 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2010. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9  3/4% senior discount notes due 2012. In December 2009, Norcraft and its wholly-owned subsidiary, Norcraft Finance Corp., issued $180.0 million principal amount of 10  1/2% senior secured second lien notes that are due in December 2015. The proceeds of these senior secured second lien notes were used to redeem $148.0 million principal amount of outstanding 9% senior subordinated notes that were due in 2011 issued by Norcraft and Norcraft Finance Corp. A portion of the proceeds, together with cash on hand, was distributed by Norcraft to Holdings and used to repurchase $64.3 million principal amount of the 9  3/4% senior discount notes due 2012. This repurchase of the 9  3/4% senior discount notes resulted in a loss from debt extinguishment of $1.6 million. Other than the remaining $53.7 million of the 9  3/4% senior discount notes, cash, related deferred issuance costs, related interest and amortization expense and related debt extinguishment loss, all other assets, liabilities, income, expenses and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Third Quarter of Fiscal 2010 Compared with Third Quarter of Fiscal 2009

Net sales increased $1.2 million, or 2.0%, from $64.7 million for the third quarter of 2009 to $65.9 million for the same quarter of 2010. Income from operations decreased $1.2 million, or 14.6%, from $8.3 million for the third quarter of 2009 to $7.1 million for the same quarter of 2010. Net income for Holdings decreased $1.3 million, from $1.7 million for the third quarter of 2009 to $0.4 million in the same quarter of 2010. Net income for Norcraft decreased $3.0 million, from $4.7 million for the third quarter of 2009 to $1.7 million for the same quarter of 2010.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $10.8 million for the third quarter of 2010 compared to $11.1 million for the same quarter of 2009.

“While 2010 started out strong, the expiration of the first-time home-buyer’s tax credit and other factors lead to disappointing incoming orders during the last half of the year. We expect these challenging conditions to persist through 2010 and into 2011. Our efforts to cut costs, introduce new products and sales programs continue as a result of these market conditions,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Monday, November 15, 2010 at 11:00 a.m. Eastern Time. To participate, dial 888-339-2688 and use the pass code 40709673. A telephonic replay will be available by calling 888-286-8010 and using pass code 53598952.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2010 (unaudited)	December 31, 2009	September 30, 2010 (unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$29,834	$20,863	$29,834	$16,731
Trade accounts receivable, net	21,457	17,987	21,457	17,987
Inventories	19,319	16,380	19,319	16,380
Prepaid expenses	982	1,629	982	1,629

Total current assets	71,592	56,859	71,592	52,727

Property, plant and equipment, net	29,291	31,925	29,291	31,925

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Brand names	35,100	35,100	35,100	35,100
Customer relationships, net	35,981	39,332	35,981	39,332
Deferred financing costs, net	7,132	7,483	6,717	6,908
Display cabinets, net	5,218	5,394	5,218	5,394
Other	50	70	50	70

Total other assets	171,902	175,800	171,487	175,225

Total assets	$272,785	$264,584	$272,370	$259,877

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,542	$6,626	$9,542	$6,626
Accrued expenses	20,851	16,841	20,415	15,096

Total current liabilities	30,393	23,467	29,957	21,722

Long-term debt	233,700	233,700	180,000	180,000
Unamortized discount on bonds payable	(2,536)	(2,903)	(2,536)	(2,903)
Other liabilities	266	287	266	287

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	12,555	7,546	—	—

Members’ equity (deficit)	(1,593)	2,487	64,683	60,771

Total liabilities and members’ equity (deficit)	$272,785	$264,584	$272,370	$259,877

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$65,937	$64,672	$201,877	$186,877
Cost of sales	46,531	44,387	142,469	133,155

Gross profit	19,406	20,285	59,408	53,722

Selling, general and administrative expenses	12,278	11,940	38,468	37,105

Income from operations	7,128	8,345	20,940	16,617

Other expense:
Interest expense, net	6,335	6,315	19,004	18,977
Amortization of deferred financing costs	427	289	1,188	1,761
Other, net	18	28	91	96

Total other expense	6,780	6,632	20,283	20,834

Net income (loss)	$348	$1,713	$657	$(4,217)

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net sales	$65,937	$64,672	$201,877	$186,877
Cost of sales	46,531	44,387	142,469	133,155

Gross profit	19,406	20,285	59,408	53,722

Selling, general and administrative expenses	12,278	11,940	38,468	37,105

Income from operations	7,128	8,345	20,940	16,617

Other expense:
Interest expense, net	5,026	3,429	15,077	10,319
Amortization of deferred financing costs	374	169	1,028	1,402
Other, net	18	28	91	96

Total other expense	5,418	3,626	16,196	11,817

Net income	$1,710	$4,719	$4,744	$4,800

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$657	$(4,217)	$4,744	$4,800
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	4,417	4,330	4,417	4,330
Amortization:
Customer relationships	3,351	3,350	3,351	3,350
Deferred financing costs	1,188	1,761	1,028	1,402
Display cabinets	3,210	4,136	3,210	4,136
Discount amortization/accreted interest	367	—	367	—
Provision for uncollectible accounts receivable	140	685	140	685
Provision for obsolete and excess inventories	77	878	77	878
Provision for warranty claims	2,058	1,567	2,058	1,567
Stock compensation expense	138	117	138	117
(Gain) loss on disposal of assets	(43)	118	(43)	118
Change in operating assets and liabilities:
Trade accounts receivable	(3,586)	(2,778)	(3,586)	(2,778)
Inventories	(3,010)	1,530	(3,010)	1,530
Prepaid expenses	648	819	648	819
Other assets	20	(4)	20	(4)
Accounts payable and accrued expenses	5,001	(1,642)	6,310	1,234

Net cash provided by operating activities	14,633	10,650	19,869	22,184

Cash flows from investing activities:
Proceeds from sale of property and equipment	47	9	47	9
Purchase of property, plant and equipment	(1,965)	(1,810)	(1,965)	(1,810)
Additions to display cabinets	(3,034)	(2,852)	(3,034)	(2,852)

Net cash used in investing activities	(4,952)	(4,653)	(4,952)	(4,653)

Cash flows from financing activities:
Payment in financing costs	(837)	—	(837)	—
Transfer to restricted cash	—	(5,618)	—	(5,618)
Payments on term loans to former equity holders	—	(459)		—
Proceeds from issuance of member interests	125	—	125	—
Contributions from (distributions to) members	—	4	(1,104)	(16,237)

Net cash used in financing activities	(712)	(6,073)	(1,816)	(21,855)

Effect of exchange rates on cash	2	26	2	26

Net increase (decrease) in cash and cash equivalents	8,971	(50)	13,103	(4,298)

Cash and cash equivalents, beginning of the period	20,863	59,406	16,731	59,406

Cash and cash equivalents, end of period	$29,834	$59,356	$29,834	$55,108

Supplemental disclosure of non-cash transactions:
Change in equity subject to put request	$5,009	$(15,668)	$—	$—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund in the third quarter of 2009 and one in the second quarter of 2010 and a loss on debt extinguishment in the fourth quarter of 2009. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,				Twelve Months Ended September 30, 2010
	2010	2009		2010		2009

Net income (loss)	$348	$1,713		$657		$(4,217)		$(6,642)
Interest expense, net	6,335	6,315		19,004		18,977		26,367
Depreciation	1,497	1,452		4,417		4,330		5,881
Amortization of deferred financing costs	427	289		1,188		1,761		3,511
Amortization of customer relationships	1,117	1,117		3,351		3,350		4,467
Display cabinet amortization	1,019	1,316		3,210		4,136		4,422
State taxes	16	30		92		100		32

Non-GAAP EBITDA	$10,759	$12,232		$31,919		$28,437		$38,038

Loss on debt extinguishment	—	—		—		—		1,642	(1)

Sales tax refund	—	(1,105	)(3)	(1,010	)(2)	(1,105	)(3)	(1,010	)(2)

Non-GAAP Adjusted EBITDA	$10,759	$11,127		$30,909		$27,332		$38,670

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,				Twelve Months Ended September 30, 2010
	2010	2009		2010		2009

Net income	$1,710	$4,719		$4,744		$4,800		$2,549
Interest expense, net	5,026	3,429		15,077		10,319		19,808
Depreciation	1,497	1,452		4,417		4,330		5,881
Amortization of deferred financing costs	374	169		1,028		1,402		2,521
Amortization of customer relationships	1,117	1,117		3,351		3,350		4,467
Display cabinet amortization	1,019	1,316		3,210		4,136		4,422
State taxes	16	30		92		100		32

Non-GAAP EBITDA	$10,759	$12,232		$31,919		$28,437		$39,680

Sales tax refund	—	(1,105	)(3)	(1,010	)(2)	(1,105	)(3)	(1,010	)(2)

Non-GAAP Adjusted EBITDA	$10,759	$11,127		$30,909		$27,332		$38,670

1)

Net income (loss) for Norcraft Holding, L.P. during the twelve months ended September 30, 2010 included a $1.6 million loss on debt extinguishment due to the repurchase of the 9  3/4% senior discount notes which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for adjusted EBITDA.

2)	Net income (loss) during the nine and twelve months ended September 30, 2010 included a sales tax refund in the amount of $1.0 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.
3)	Net income (loss) during the three and nine months ended September 30, 2009 included sales tax refunds in the amount of $1.1 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the companies. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the companies. They are subject to uncertainties and factors relating to the companies’ operations and business environment, all of which are difficult to predict and many of which are beyond the companies’ control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the companies with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the companies undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.